UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):August 25, 2014

LIST SOLUTIONS, INC.
(Exact name of registrant as
specified in its charter)

Delaware	333-190759	46-2763173
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10045 Red Run Blvd., Suite 140
Owings Mills, MD		21117
(Address of principal executive offices)		(Zip Code)
1 (443) 334-8840
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)(1) On August 25, 2014, James Silvester tendered his resignation from the Board of Directors of List Solutions, Inc.  Mr. Silvester did not serve on any committees of the Board of Directors at the time of his resignation.  The resignation was not due to any disagreements between Mr. Silvester and List Solutions, Inc. on any matter relating to the Company’s operations, policies or practices.

(2)  A copy of James Silvester’s resignation letter is attached to this Form 8-K as an exhibit.

(b)(1) Thomas VanBuskirk resigned as President of List Solutions, Inc, effective June 20, 2014.  The resignation was not due to any disagreements between Mr. VanBuskirk and List Solutions, Inc. on any matter relating to the Company’s operations, policies or practices.

(2)  A copy of the resignation letter from Thomas VanBuskirk is attached to this Form 8-K as an exhibit. The resignation letter is dated June 13, 2014.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:

99.1	Resignation Letter of James Silvester
99.2	Resignation Letter of Thomas VanBuskirk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 3, 2014	List Solutions, Inc.

By: /s/ David Mathias
David Mathias, Secretary